UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 28, 2016

NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

21575 Ridgetop Circle Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant's telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 28, 2016, NeuStar, Inc. (“Neustar”) entered into that certain Amendment No. 3 (the “Third Amendment”) to the Credit Agreement dated as of January 23, 2013 (the “2013 Credit Agreement”; the 2013 Credit Agreement, as amended and supplemented by the Third Amendment and prior amendments and supplements, the “Credit Agreement”) by and among NeuStar, certain subsidiaries of NeuStar party thereto as Guarantors (the “Guarantors”), Morgan Stanley Senior Funding, Inc., as Administrative Agent and a lender, and the other lenders party thereto. The Third Amendment, among other things (i) extends the maturity date of the $200 million senior secured revolving credit facility to January 22, 2019, (ii) consolidates the remaining principal outstanding under each of the original $325 million senior secured term loan facility and the $350 million additional incremental term facility into a single term loan facility of $499 million and extends the maturity date of the term loans to January 22, 2019, (iii) sets the annual amortization percentage of the aggregate principal amount of the consolidated term loans at 22% through December 31, 2017 and 10% thereafter and (iv) lowered the eurodollar rate margin and base rate margin for the term loans to (a) if the Consolidated Leverage Ratio (as defined in the Credit Agreement) is less than 2.00:1.00, 3.00% and 2.00%, respectively, and (b) if the Consolidated Leverage Ratio is 2.00:1.00 or greater, 3.25% and 2.25%, respectively.
The Third Amendment also provides that upon the consummation of a spin-off separating Neustar’s business into two separate companies focusing on Neustar’s Information Services business and Order Management and Numbering Services business, respectively, the commitments under the revolving credit facility will be permanently reduced to zero and Neustar must prepay all outstanding advances under the Credit Agreement.
Neustar and the Guarantors reaffirmed their respective obligations, including guaranty obligations and the granting of liens in substantially all of their assets, to secure their obligations under the Credit Agreement.
The 2013 Credit Agreement is described in Neustar’s Current Report on Form 8-K filed on January 22, 2013. Amendments No. 1 and 2 to the 2013 Credit Agreement are described in Neustar’s Current Report on Form 8-K filed on December 9, 2015.
The foregoing description of the Third Amendment is a summary and is qualified in its entirety by reference to a copy of the Third Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this Report.

Exhibit Number	Description

10.1
Amendment No. 3 to the Credit Agreement, dated as of September 28, 2016, by and among Neustar, Inc., certain subsidiaries of Neustar, Inc. party thereto as Guarantors, Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, and the Lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuStar, Inc.

Date:	September 28, 2016	By:	/s/ Paul S. Lalljie
Name: Paul S. Lalljie
Title: Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amendment No. 3 to the Credit Agreement, dated as of September 28, 2016, by and among Neustar, Inc., certain subsidiaries of Neustar, Inc. party thereto as Guarantors, Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, and the Lenders party thereto.